Moe O'Shaughnessy & Associates, P.S.

Certified Public Accountants

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 23, 2012, on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2011 and 2010 in the Form 10-K.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
February 23, 2012

427 W. Sinto Avenue, Ste. 200, Spokane, Washington 99201
Phone (509) 325-4900 Fax (509) 325-9345 E-Mail moaps@moaps.net